UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2017

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 30, 2017, Lawson Products, Inc. (the "Company") entered into an Eighth Amendment to Loan and Security Agreement (the "Amendment") with The PrivateBank and Trust Company ("PrivateBank") which amends The Loan and Security Agreement ("Loan Agreement") entered into between the Company and PrivateBank in August 2012.

The Amendment eliminates the previously required quarterly minimum tangible net worth covenant of $45.0 million. The Amendment also eliminates the change of control provision that, among other items, would have created a default under the Loan Agreement if the Port family ownership was below twenty percent of the issued and outstanding equity interests or if any person or group acquired a beneficial ownership of thirty-five percent or more.

The foregoing summary is qualified in its entirety by the Amendment which is hereby attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1    Eighth Amendment to Loan and Security Agreement

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	April 4, 2017	By: /s/ Ronald J. Knutson
Name: Ronald J. Knutson
Title: Executive Vice President, Chief Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit Number	Description
10.1	Eighth Amendment to Loan and Security Agreement